                                                                    EXHIBIT 12.1

                               BEA SYSTEMS, INC.

                      RATION OF EARNINGS TO FIXED CHARGES

                                            Nine Months
                                               Ended
                                            October 31,             Fiscal years ended January 31,
                                        ------------------   --------------------------------------------
                                               1999              1999          1998              1997
                                        ------------------   ------------ --------------   --------------
Loss before income taxes...............   $   1,212            $(46,726)       $ (20,068)     $ (87,034)
Add fixed charges......................      14,023              16,615            8,531          3,238
                                        ------------------   ------------ ---------------  --------------
Earnings (as defined)..................   $  15,235            $ (30,111)      $ (11,537)     $ (78,796)
                                        ==================   ============ ===============  ==============
Fixed charges:
  Interest expense.....................   $   7,563            $  10,426       $   6,054      $   6,727
  Portion of rent expense
    representative of interest.........       5,617                5,528           2,477          1,511
  Amortization of debt issuance costs..         783                  661              -              -
                                       -------------------   ------------ --------------   --------------
      Total fixed charges..............   $  14,023            $  16,615       $   8,531      $   8,238
                                        ==================   ============ ===============  ==============
Ratio of earnings to fixed charges.....        1.09                    *               *               *
                                        ==================   ============ ===============  ==============

* Earnings (as defined) were insufficient to cover fixed charges by $39,724, $46,726, $20,068 and $87,034 for the nine-month period ended October 31, 1999, and the fiscal years ended January 31, 1999, 1998 and 1997, respectively.


                        BEA Systems, Inc.-Confidential